UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

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The following is a press release in regards to two Recall directors to be appointed to the Iron Mountain Board.

FOR IMMEDIATE RELEASE

TWO RECALL DIRECTORS TO BE APPOINTED TO IRON MOUNTAIN BOARD

BOSTON — September 28, 2015 — Iron Mountain Incorporated (NYSE:IRM), the storage and information management company, will appoint Neil Chatfield and Wendy Murdock, both non-executive directors of Recall Holdings Ltd. (ASX: REC), to the Iron Mountain Board upon the successful closing of the Recall acquisition.

Neil Chatfield, joined Recall as a Non-executive director in September 2013. He has more than 35 years of experience in the transport, logistics and resources industries, and was an Executive Director and Chief Financial Officer of Toll Holdings for more than 10 years. Chatfield also served as Non-executive Chairman of Costa Group since June 2015 and Director since 2011; Non-executive Chairman of Seek since 2012 and Director since 2005; and Non-executive Director of Transurban Group since 2009. Chatfield served as Chairman of Virgin Australia Holdings Ltd. from June 2007 to May 2015 and was a Director from May 2006.  He is an Australian citizen with a Master of Business in Finance & Accounting, and FCPA and FAICD.

Wendy Murdock, joined Recall as a Non-executive Director in December 2013 and has significant experience in the financial services sector coupled with extensive experience managing large global organizations. From 2005 to 2013, Murdock was with MasterCard Incorporated, where she was Group Executive, Policy and System Integrity Development, for MasterCard Worldwide from 2012 to 2013; Chief Payment Systems Integrity Officer from 2009 to 2012; Chief Product Officer from 2005 to 2008; and a member of the MasterCard Worldwide Operating Committee from 2005 to 2012. Previously, she served with Citigroup as Chief Operating Officer, Retail and High Net Worth Asset Management, and as a member of the Citigroup Management Committee. She was also a partner at McKinsey & Company. Murdock currently sits on the Board of USAA Federal Savings Bank and is a member of the Board’s Risk Management Committee. She earned her BA from McGill University in Montreal and an MBA from the University of Western Ontario, in London, Ontario.

Iron Mountain Board Chairman Alfred J. Verrecchia said, “We look forward to adding directors of Neil’s and Wendy’s stature to our board. Wendy’s background will provide valuable insight into customer behaviors within one of our largest customer segments, while Neil’s transportation and logistics expertise supports our operational focus given the broad logistics network created by the acquisition of Recall.”

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management services. The company’s real estate network of more than 67 million square feet across more than 1,000 facilities in 36 countries allows it to serve customers around the world. And its solutions for records management, data management, document management, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Important Information and Where to Find It

Iron Mountain Incorporated, or the Company, has filed with the Securities and Exchange Commission, or the SEC, a proxy statement in connection with the approval of the issuance of the Company’s common stock to Recall shareholders. Equivalent information will be included in the scheme booklet that Recall will prepare and, following approval from the Australian Court, dispatch to its shareholders in connection with the scheme meeting at which Recall shareholders will consider whether or not to support the acquisition of Recall by the Company by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RECALL, THE SCHEME IMPLEMENTATION DEED AND THE SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, and those documents released by Recall to the Australian Securities Exchange, or ASX, announcements platform free of charge at ASX’s website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the proxy statement and other documents filed with the SEC from the Company’s website at www.ironmountain.com or by directing such request to the Company at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Participants in Potential Solicitation

The Company and certain of its respective directors, executive officers and other persons may be deemed to be participants in the anticipated solicitation of proxies in respect of the vote that would be required by the Company’s shareholders in connection with the issuance of the Company’s common stock as contemplated by the Scheme Implementation Deed. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 13, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC.

Forward-looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on the views and assumptions of the management of Iron Mountain and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: (i) our expected dividends may be materially different from our estimates; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers’ information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) claims that our technology violates the intellectual property rights of a third party; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) our ability to qualify or remain qualified for taxation as a real estate investment trust (“REIT”); (xiv) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xv) the ability to close the transaction with Recall on the terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; (xvi) the risk that the benefits of the potential transaction with Recall, including potential cost synergies and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected; (xvii) the impact of the transaction with Recall on third-party relationships; (xviii) actions taken by either Iron Mountain or Recall; and (xix) changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Iron Mountain’s filings with the SEC, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014, and Recall’s filings with the ASX, including Recall’s Annual Report for the fiscal year ending June 30, 2015; Iron Mountain’s current report on Form 8-K, filed with the SEC on May 7, 2015 and Iron Mountain’s quarterly report on From 10-Q filed with the SEC on July 30, 2015.

Contacts:
Investors	Media
Melissa Marsden	Christian T. Potts
Senior Vice President, Investor Relations	Senior Director, Corporate Communications
617.535.8595	617.535.8731
Melissa.marsden@ironmountain.com	Christian.potts@ironmountain.com

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